Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 9, 2005 on our audits of the consolidated financial statements of Orckit Communications Ltd. (the "Company") as of December 31, 2004 and 2003, which appears on page F-2 of the consolidated financial statements of the Company included in the Company's Annual Report on Form 20-F for the year ended December 31, 2004 (File No. 0-28724).



                                     /s/ Kesselman & Kesselman
                                     ------------------------------------
                                     Kesselman & Kesselman





                  Tel Aviv, Israel
                  February 22, 2006